UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 19, 2018

THE WALT DISNEY COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11605	95-4545390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 South Buena Vista Street Burbank, California 91521

(Address of Principal Executive Offices) (Zip Code)

818 560-1000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

In anticipation of the planned acquisition of Twenty-First Century Fox, Inc. (the “Acquisition”) pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, The Walt Disney Company (the “Company”), on December 19, 2018 replaced its existing $6 billion 364-Day Credit Agreement dated as of March 9, 2018 and scheduled to expire on March 8, 2019 with a new $6 billion 364-Day Credit Agreement (the “364-Day Credit Agreement”), amended its existing $4 billion Five-Year Credit Agreement dated as of March 9, 2018 (the “$4 Billion Five-Year Credit Agreement”) and amended its existing $2.25 billion Five-Year Credit Agreement dated as of March 11, 2016 (the “$2.25 Billion Five-Year Credit Agreement”), each of which supports the Company’s commercial paper borrowings and is available for other general corporate purposes.

In connection with the Acquisition, the Company is merging into a wholly-owned subsidiary of TWDC Holdco 613 Corp., which is a wholly owned subsidiary of the Company (“New Disney”), and Twenty-First Century Fox, Inc. (“21CF”) will merge into a separate wholly-owned subsidiary of New Disney. Accordingly, following the Acquisition, the Company and 21CF each will be a direct, wholly-owned subsidiary of New Disney.

The new 364-Day Credit Agreement will expire on March 6, 2020. The new 364-Day Credit Agreement includes a guarantee by New Disney of the Company’s payment obligations effective upon the consummation of the Acquisition. Under the new 364-Day Credit Agreement, as with the former facility, the Company has the option to extend the maturity date of all or a portion of advances outstanding at the time of maturity for one year. In addition, the provisions of the new facility, including representations, warranties, covenants and events of default, are substantially similar to the provisions of the former facility, modified to reflect the guarantee from New Disney and New Disney’s status as the parent of the Company and 21CF upon the consummation of the Acquisition.

The amendment to the $4 Billion Five-Year Credit Agreement and the amendment to the $2.25 Billion Five-Year Credit Agreement, in each case, amend the agreements to include a guarantee from New Disney of the Company’s payment obligations effective upon the consummation of the Acquisition and amend certain provisions, including representations, warranties, covenants and events of default to reflect the guarantee from New Disney and New Disney’s status as the parent of the Company and 21CF upon the consummation of the Acquisition. The $4 Billion Five-Year Credit Agreement will expire on March 9, 2023. The $2.25 Billion Five-Year Credit Agreement will expire on March 11, 2021.

Under the new 364-Day Credit Agreement, the amended $4 Billion Five-Year Credit Agreement and the amended $2.25 Billion Five-Year Credit Agreement, as with the respective former facilities, the Company has the option to borrow at LIBOR-based rates (or a similar rate if LIBOR is unavailable) plus a spread, subject to a cap and a floor that vary with the Company’s debt rating, depending on the credit default swap spread applicable to the Company’s senior, unsecured, non-credit enhanced long-term debt. The new facility and the amended facilities, as with the former facilities, contain only one financial covenant, relating to interest coverage, and specifically excludes certain entities, including Hong Kong Disneyland and Shanghai Disney Resort, from any representations, covenants or events of default.

Copies of the new 364-Day Credit Agreement, the First Amendment to the $6 Billion Five-Year Credit Agreement and the Second Amendment to the $2.25 Billion Five-Year Credit Agreement are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	364-Day Credit Agreement dated as of December 19, 2018

10.2	First Amendment dated as of December 19, 2018 to the Five-Year Credit Agreement dated as of March 9, 2018

10.3	Second Amendment dated as of December 19, 2018 to the Five-Year Credit Agreement dated as of March 11, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Walt Disney Company

By:	/s/ Roger J. Patterson
Roger J. Patterson
Associate General Counsel and Assistant Secretary Registered In-House Counsel

Dated: December 26, 2018